  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 21, 1995

                           REGISTRATION NO. ______

===============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, DC 20549
                       ________________________________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                    Under
                          THE SECURITIES ACT OF 1933
                       ________________________________

                           THE TIMES MIRROR COMPANY
            (Exact Name of Registrant as Specified in its Charter)

                 Delaware                                                                  95-4481525
       (State or Other Jurisdiction                                                     (I.R.S. Employer
     of Incorporation or Organization)                                               Identification Number)

              TIMES MIRROR SQUARE, LOS ANGELES, CALIFORNIA  90053
              (Address of Principal Executive Offices) (Zip Code)

                            THE TIMES MIRROR COMPANY
                        1996 MANAGEMENT INCENTIVE PLAN;

                            THE TIMES MIRROR COMPANY
                        1996 EMPLOYEE STOCK OPTION PLAN;

                            THE TIMES MIRROR COMPANY
                       1996 EMPLOYEE STOCK PURCHASE PLAN;

                                      AND

                            THE TIMES MIRROR COMPANY
                       NON-EMPLOYEE DIRECTORS STOCK PLAN
                            (Full Title of the Plan)

                               E. THOMAS UNTERMAN
                             SENIOR VICE PRESIDENT
                          AND CHIEF FINANCIAL OFFICER
                            THE TIMES MIRROR COMPANY
                              TIMES MIRROR SQUARE
                         LOS ANGELES, CALIFORNIA 90053
                                 (213) 237-3700
           (Name and Address and Telephone Number, Including Area Code,
                              of Agent for Service)
                                 _______________

                                    Copies to:

      KATHLEEN G. MCGUINNESS, ESQ.                                               PETER F. ZIEGLER, ESQ.
      VICE PRESIDENT AND GENERAL COUNSEL                                         GIBSON, DUNN & CRUTCHER
      THE TIMES MIRROR COMPANY                                                   333 SOUTH GRAND AVENUE
      TIMES MIRROR SQUARE                                                        LOS ANGELES, CALIFORNIA 90071
      LOS ANGELES, CALIFORNIA 90053                                              (213) 229-7000
      (213) 237-3700

                                 ______________

===============================================================================
                        CALCULATION OF REGISTRATION FEE

                                                    PROPOSED            PROPOSED MAXIMUM
     TITLE OF SECURITIES      AMOUNT TO BE       MAXIMUM OFFERING      AGGREGATE OFFERING        AMOUNT OF
      TO BE REGISTERED        REGISTERED(1)     PRICE PER SHARE(2)          PRICE(2)          REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------
 Series A Common Stock,
 $1.00 par value per share     21,000,000            $33.9375              $712,687,500          $142,537.50
---------------------------------------------------------------------------------------------------------------

(1) Of the 21,000,000 shares of Series A Common Stock being registered hereunder, up to (i) 14,500,000 shares are reserved for issuance pursuant to The Times Mirror Company 1996 Management Incentive Plan (the "MIP"), (ii) 2,000,000 shares are reserved for issuance pursuant to The Times Mirror Company 1996 Employee Stock Option Plan (the "ESOP"), (iii) 4,000,000 shares are reserved for issuance pursuant to The Times Mirror Company 1996 Employee Stock Purchase Plan (the "ESSP"), and (iv) 500,000 shares are reserved for issuance pursuant to The Times Mirror Company Non-Employee Directors Stock Plan (the "Directors Plan"). Pursuant to Rule 416, there is also being registered such number of additional shares of Series A Common Stock which may become available for issuance pursuant to the foregoing plans in the event of certain changes in outstanding shares, including reorganizations, recapitalizations, stock splits, stock dividends and reverse stock splits.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1) on the basis of the average high and low prices of the Series A Common Stock of The Times Mirror Company, as reported on the New York Stock Exchange on December 14, 1995.
===============================================================================

                                     PART I

                INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

ITEM 1.          PLAN INFORMATION.

                 Not filed as part of this Registration Statement pursuant to Note to Item 1 of Form S-8.

ITEM 2.          REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

                 Not filed as part of this Registration Statement pursuant to Note to Item 1 of Form S-8.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.          INCORPORATION OF DOCUMENTS BY REFERENCE.

                 The following documents of the Registrant heretofore filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated in this Registration Statement by reference:

(1) the Registrant's latest annual report filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or the latest prospectus filed pursuant to Rule 424(b) of the Securities Act of 1933, as amended (the "Securities Act"), that contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed;

(2) all other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (1) above; and

(3) the description of the Series A Common Stock set forth under the caption "Description of Registrant's Securities to be Registered" in the Registrant's Registration Statement on Form 8-A dated November 21, 1994, as amended on December 8, 1994, together with any amendment or report filed with the Commission for the purpose of updating such description.

                 All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a) and (c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such reports and documents.

                 Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document that also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration

Statement. Subject to the foregoing, all information appearing in this Registration Statement is qualified in its entirety by the information appearing in the documents incorporated by reference.

ITEM 4.          DESCRIPTION OF SECURITIES.

                 Not applicable.

ITEM 5.          INTERESTS OF NAMED EXPERTS AND COUNSEL.

                 The validity of the issuance of the shares of Series A Common Stock offered pursuant to the Prospectus related hereto will be passed on for the Registrant by Gibson, Dunn & Crutcher, Los Angeles, California. Since 1991, William Stinehart, Jr., a partner in the law firm of Gibson, Dunn & Crutcher, has been a director and a member of the Executive Committee, the Executive Personnel and Compensation Committee and the Finance Committee of the Registrant and the Registrant's predecessor corporation.

ITEM 6.          INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                 Section 145 of the Delaware General Corporation Law permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as director, officer, employee or agent of another corporation or entity. Depending on the character of the proceeding, a corporation may indemnify against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person identified acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, had no cause to believe his or her conduct was unlawful. In the case of an action by or in the right of the corporation, no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that a Court of Chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.
Section 145 further provides that to the extent that a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter herein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

                 The Restated Certificate of Incorporation and By-laws of the Registrant provide, in effect, that, to the fullest extent permitted by the Delaware General Corporation Law, the Registrant has the power to indemnify any person who was or is a party or is threatened to be made a party to any action, suit or proceeding of the type described above by reason of the fact that he or she is or was a director, officer, employee or agent of the Registrant.

The Registrant's Restated Certificate of Incorporation relieves its directors from monetary damages to the Registrant or its stockholders for breach of such director's fiduciary duty as a director to the full extent permitted by the Delaware General Corporation Law. Under Section 102(a)(7) of the Delaware General Corporation Law, a corporation may limit or eliminate the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except (i) for a breach of the duty of loyalty, (ii) for failure to act in good faith, (iii) for intentional misconduct or knowing violation of law, (iv) for willful or negligent violations of certain provisions in the Delaware General Corporation

Law imposing certain requirements with respect to stock purchases, redemptions and dividends or (v) for any transaction from which the director derived an improper personal benefit.

ITEM 7.          EXEMPTION FROM REGISTRATION CLAIMED.

                 Not applicable.



ITEM 8.          EXHIBITS.

                 5        Opinion of Gibson, Dunn & Crutcher.
                 23.1     Consent of Ernst & Young LLP.
                 23.2     Consent of Gibson, Dunn & Crutcher (included in
                          Exhibit 5).



ITEM 9.          UNDERTAKINGS.

                 (a)      The undersigned Registrant hereby undertakes:

                          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                           (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                 (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                 Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on this 18th day of December, 1995.

                                       THE TIMES MIRROR COMPANY

                                        By      /S/
                                          --------------------------------------
                                                   MARK H. WILLES
                                           President and Chief Executive Officer

                 Each person whose signature appears below constitutes and appoints Mark H. Willes, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                 Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                    SIGNATURE                                  TITLE                           DATE
                    ---------                                  -----                           ----
                      /S/                              Director, President and
 -------------------------------------------           Chief Executive Officer
                 MARK H. WILLES                     (Principal Executive Officer)          December 18, 1995



                      /S/                             Senior Vice President and            December 18, 1995
 --------------------------------------------          Chief Financial Officer
               E. THOMAS UNTERMAN                   (Principal Financial Officer)




                      /S/                                     Controller                   December 18, 1995
 --------------------------------------------       (Principal Accounting Officer)
               STUART K. COPPENS



                      /S/                               Chairman of the Board              December 18, 1995
 --------------------------------------------
                ROBERT F. ERBURU

                      /S/                                      Director                    December 18, 1995
 --------------------------------------------
             C. MICHAEL ARMSTRONG


                      /S/                                      Director                    December 18, 1995
 --------------------------------------------
          GWENDOLYN GARLAND BABCOCK

                      /S/                                  Director                   December 18, 1995
  ------------------------------------------
                DONALD R. BEALL

                      /S/                                  Director                   December 18, 1995
  ------------------------------------------
                 JOHN E. BRYSON

                      /S/                                  Director                   December 18, 1995
  ------------------------------------------
                 BRUCE CHANDLER

                      /S/                                  Director                   December 18, 1995
  ------------------------------------------
                 OTIS CHANDLER

                      /S/                                  Director                   December 18, 1995
  ------------------------------------------
              CLAYTON W. FRYE, JR.

                      /S/                                  Director                   December 18, 1995
  ------------------------------------------
                DAVID LAVENTHOL

                      /S/                                  Director                   December 18, 1995
  ------------------------------------------
           DR. ALFRED E. OSBORNE, JR.

                      /S/                                  Director                   December 18, 1995
  ------------------------------------------
                 JOAN A. PAYDEN

                      /S/                                  Director                   December 18, 1995
  ------------------------------------------
             WILLIAM STINEHART, JR.

                      /S/                                  Director                   December 18, 1995
  ------------------------------------------
               HAROLD M. WILLIAMS

                      /S/                                  Director                   December 18, 1995
  ------------------------------------------
              WARREN B. WILLIAMSON

                      /S/                                  Director                   December 18, 1995
  ------------------------------------------
               DR. EDWARD ZAPANTA


                                EXHIBIT INDEX

 Exhibit           Description
 -------           -----------
  5                Opinion of Gibson, Dunn & Crutcher.
  23.1             Consent of Ernst & Young LLP.
  23.2             Consent of Gibson, Dunn & Crutcher (included in Exhibit 5).